Exhibit 4.1

EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 16, 2017 (this “Amendment”), is by and among CENTERPOINT ENERGY, INC., a Texas corporation (the “Borrower”), each Bank, each Issuing Bank and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Borrower, the Banks, the Issuing Banks and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of March 3, 2016 (the “Credit Agreement”), for the purposes and consideration therein expressed; and

WHEREAS, the Borrower has requested (a) an increase in the Total Commitments pursuant to Section 2.6 of the Credit Agreement, (b) an extension of the Maturity Date pursuant to Section 2.7 of the Credit Agreement and (c) certain other amendments to the Credit Agreement, and, pursuant hereto, the Borrower, the Administrative Agent, the Banks and Issuing Banks party hereto desire to amend the Credit Agreement to effect such increase, extension and amendments as and upon the terms and subject to the conditions set forth herein (the Credit Agreement, as amended hereby, the “Amended Credit Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Unless otherwise defined in this Amendment, capitalized terms used in this Amendment which are defined in the Credit Agreement, shall have the meanings assigned to such terms in the Credit Agreement. The interpretive provisions set forth in Section 1.3 of the Credit Agreement shall apply to this Amendment.

SECTION 2. Amendments to the Credit Agreement. Effective as of the Amendment Effective Date (as defined in Section 4):

(a) Commitment Increase.

(i) Schedule 1.1(A) (Schedule of Commitments and Addresses) of the Credit Agreement is amended and restated in its entirety with a new Schedule 1.1(A) annexed hereto as Exhibit A (the “New Schedule 1.1(A)”);

(ii) the amount of the Total Commitments is $1,700,000,000;

(iii) each Bank whose Commitment amount set forth opposite such Bank’s name on the New Schedule 1.1(A) is greater than such Bank’s Commitment in effect immediately prior to giving effect to this Amendment increases its Commitment such that, after giving effect to this Amendment, such Bank has a Commitment in the amount set forth opposite its name on the New Schedule 1.1(A);

(iv) for purposes of Section 2.6(a)(iv) of the Credit Agreement, the Administrative Agent and each Issuing Bank confirm that each Bank described in the immediately preceding clause (iii) is satisfactory and is approved; and

(v) any notice or notice period specified in Section 2.6 of the Credit Agreement as a condition to such extension is waived.

(b) Maturity Date Extension.

(i) The definition of “Maturity Date” set forth in Section 1.1 of the Credit Agreement is amended by deleting the text “March 3, 2021” contained therein and inserting the text “March 3, 2022” in lieu thereof;

(ii) any notice or notice period specified in Section 2.7 of the Credit Agreement as a condition to such extension is waived; and

(iii) the Borrower shall only have the ability to extend the Maturity Date pursuant to Section 2.7 of the Credit Agreement for one additional one-year period.

(c) Termination of Swingline Loan Subfacility.

(i) The Swingline Commitment is terminated in full; provided, however, that such termination shall not reduce or otherwise affect the Total Commitments or the obligation of each Bank to make Revolving Loans and to participate in L/C Obligations as and to the extent set forth in the Amended Credit Agreement;

(ii) the Borrower is no longer permitted to request, and the Swingline Lender is no longer obligated to make, any Swingline Loan pursuant to the Amended Credit Agreement;

(iii) each provision and term in any Loan Document related to Swingline Loans is deemed to be deleted therefrom, including, without limitation, Section 2.4 of the Credit Agreement and the definitions of “Swingline Commitment”, “Swingline Exposure”, Swingline Lender”, “Swingline Loan” and “Swingline Loan Note” set forth in the Credit Agreement and references to such provisions and terms in any other Loan Document; and

(iv) each Swingline Loan Note is deemed cancelled.

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants that, as of the date hereof:

(a) both immediately before and immediately after giving effect to this Amendment, all representations and warranties of the Borrower contained in Section 6.1 of the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent that any representation or warranty is qualified by materiality in the text thereof, in which case such representation or warranty is true and correct in all respects), except for those representations or warranties or parts thereof that, by their terms, expressly relate solely to a specific date, in which case such representations and warranties are true and correct in all material respects as of such specific date;

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(b) at the time of and immediately after giving effect to this Amendment, no Default or Event of Default exists;

(c) the execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate action; and

(d) this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above (the “Amendment Effective Date”) when, and only when, each of the following conditions is satisfied (or waived in accordance with Section 10.1 of the Credit Agreement):

(a) the Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by the Borrower, the Administrative Agent, each Issuing Bank and each Bank;

(b) the Administrative Agent shall have received (i) all fees required to be paid by the Borrower pursuant to fee letters executed and delivered by the Borrower in connection with the Amended Credit Agreement and (ii) all reasonable out-of-pocket expenses required to be paid by the Borrower to the Administrative Agent pursuant to Section 10.5 of the Credit Agreement for which reasonably detailed invoices have been presented to the Borrower on or before the date that is one Business Day prior to the date hereof;

(c) the Administrative Agent shall have received an executed legal opinion, dated as of the Amendment Effective Date, of (i) Baker Botts L.L.P., special counsel to the Borrower, and (ii) the general counsel or an associate general counsel and assistant corporate secretary (or its equivalent) of the Borrower, in each case reasonably satisfactory to the Administrative Agent;

(d) the Administrative Agent shall have received a certificate dated as of the Amendment Effective Date of the Secretary or Assistant Secretary of the Borrower certifying (i) the resolutions of the Board of Directors of the Borrower approving and authorizing the execution, delivery and performance by the Borrower of this Amendment and (ii) that all material authorizations, approvals and consents required to be obtained by the Borrower prior to the Amendment Effective Date in connection with its execution, delivery and performance of this Amendment have been obtained and are in full force and effect; and

(e) the conditions precedent set forth in Section 5.3 of the Credit Agreement shall have been satisfied.

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SECTION 5. Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original but all of which together shall constitute one instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. The execution and delivery of this Amendment by any Bank shall be binding upon each of its successors and assigns (including Transferees of its Commitments and Revolving Loans, in whole or in part, prior to the effectiveness hereof) and binding in respect of all of its Commitments and Revolving Loans, including any acquired subsequent to its execution and delivery of this Amendment and prior to the effectiveness hereof.

SECTION 7. Effect of Amendment. From and after the effectiveness of this Amendment, each reference to “hereof”, “hereunder”, “herein”, “hereby” and “this Agreement” contained in the Credit Agreement, each reference to “thereof”, “thereunder”, “therein”, “thereby” and “the Credit Agreement” contained in the other Loan Documents, and each other similar reference contained in the Credit Agreement and the other Loan Documents, shall refer to the Amended Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent or the Banks under the Credit Agreement or under any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement and the other Loan Documents.

SECTION 8. Headings. Section and subsection headings in this Amendment are for convenience of reference only, and are not part of, and are not to be taken into consideration in interpreting, this Amendment.

SECTION 9. Entire Agreement. This Amendment and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CENTERPOINT ENERGY, INC., as the Borrower

By:	/s/ Carla Kneipp
Name:	Carla Kneipp
Title:	Vice President and Treasurer

[Signature Page to First Amendment to Amended and Restated CNP Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swingline Lender, an Issuing Bank and a Bank

By:	/s/ Juan Javellana
Name:	Juan Javellana
Title:	Executive Director

[Signature Page to First Amendment to Amended and Restated CNP Credit Agreement]

MIZUHO BANK, LTD, as a Bank

By:	/s/ Nelson Chang
Name:	Nelson Chang
Title:	Authorized Signatory

[Signature Page to First Amendment to Amended and Restated CNP Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Frederick W. Price
Name:	Frederick W. Price
Title:	Managing Director

[Signature Page to First Amendment to Amended and Restated CNP Credit Agreement]

BANK OF AMERICA, N.A., as an Issuing Bank and a Bank

By:	/s/ JB Meanor
Name:	JB Meanor
Title:	Managing Director

[Signature Page to First Amendment to Amended and Restated CNP Credit Agreement]

CITIBANK, N.A., as a Bank

By:	/s/ Richard Rivera
Name:	Richard Rivera
Title:	Vice President

[Signature Page to First Amendment to Amended and Restated CNP Credit Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as an Issuing Bank and a Bank

By:	/s/ Jeffrey Flagg
Name:	Jeffrey Flagg
Title:	Director

[Signature Page to First Amendment to Amended and Restated CNP Credit Agreement]

THE ROYAL BANK OF CANADA, as a Bank

By:	/s/ Frank Lambrinos
Name:	Frank Lambrinos
Title:	Authorized Signatory

[Signature Page to First Amendment to Amended and Restated CNP Credit Agreement]

BARCLAYS BANK PLC, as a Bank

By:	/s/ Christopher Aitkin
Name:	Christopher Aitkin
Title:	Assistant Vice President

[Signature Page to First Amendment to Amended and Restated CNP Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Bank

By:	/s/ Christopher Day
Name:	Christopher Day
Title:	Authorized Signatory

By:	/s/ Karim Rahimtoola
Name:	Karim Rahimtoola
Title:	Authorized Signatory

[Signature Page to First Amendment to Amended and Restated CNP Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Bank

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

By:	/s/ Yvonne Tilden
Name:	Yvonne Tilden
Title:	Managing Director

[Signature Page to First Amendment to Amended and Restated CNP Credit Agreement]

REGIONS BANK, as a Bank

By:	/s/ Brian Walsh
Name:	Brian Walsh
Title:	Director

[Signature Page to First Amendment to Amended and Restated CNP Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Bank

By:	/s/ James O’Shaughnessy
Name:	James O’Shaughnessy
Title:	Vice President

[Signature Page to First Amendment to Amended and Restated CNP Credit Agreement]

GOLDMAN SACHS BANK USA, as a Bank

By:	/s/ Josh Rosenthal
Name:	Josh Rosenthal
Title:	Authorized Signatory

[Signature Page to First Amendment to Amended and Restated CNP Credit Agreement]

MORGAN STANLEY BANK, N.A., as a Bank

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

[Signature Page to First Amendment to Amended and Restated CNP Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Jon R Hinard
Name:	Jon R Hinard
Title:	Managing Director

[Signature Page to First Amendment to Amended and Restated CNP Credit Agreement]

TD BANK, N.A., as a Bank

By:	/s/ Shannon Batchman
Name:	Shannon Batchman
Title:	Senior Vice President

[Signature Page to First Amendment to Amended and Restated CNP Credit Agreement]

COMERICA BANK, as a Bank

By:	/s/ L. J. Perenyi
Name:	L. J. Perenyi
Title:	Vice President

[Signature Page to First Amendment to Amended and Restated CNP Credit Agreement]

THE BANK OF NEW YORK MELLON, as a Bank

By:	/s/ Hussam S. Alsahlani
Name:	Hussam S. Alsahlani
Title:	Vice President

[Signature Page to First Amendment to Amended and Restated CNP Credit Agreement]

THE NORTHERN TRUST COMPANY, as a Bank

By:	/s/ Keith L. Burson
Name:	Keith L. Burson
Title:	Senior Vice President

[Signature Page to First Amendment to Amended and Restated CNP Credit Agreement]

EXHIBIT A

SCHEDULE 1.1(A)

SCHEDULE OF COMMITMENTS AND ADDRESSES

Names and Address of Banks	Commitment
JPMorgan Chase Bank, N.A. JPMorgan Loan Services 1111 Fannin Street, 10th Floor Houston, TX 77002 Attn: Omar Jones Tel: 713-750-7912 Telecopy: 713-750-2666 omar.e.jones@jpmorgan.com	$115,550,000.00

Mizuho Bank, Ltd. 1251 Avenue of the Americas New York, NY 10020 Attn: Flora Lio Tel: 201-626-3516 Telecopy: 212-282-4486 lau_uscorp1@mizuhocbus.com	$115,550,000.00

Wells Fargo Bank, National Association 301 College St., 11th Floor MAC: D1053-115 Charlotte, NC 28202 Attn: Patrick Engel Tel: 704-374-2385 Telecopy: 702-410-0331 patrick.d.engel@wellsfargo.com	$115,550,000.00

Bank of America, N.A. 100 North Tryon Street; NC1-007-17-18 Charlotte, NC 28255 Attn: Michael Mason Tel: 980-683-1839 Telecopy: 980-233-7196 Michael.Mason@baml.com	$115,550,000.00

Schedule 1.1(A) to Amended and Restated CNP Credit Agreement

Names and Address of Banks	Commitment
Citibank, N.A. 388 Greenwich Street, 31st Floor New York, NY 10013 Attn: Ashwani Khubani Tel: 212.816.3690 Telecopy: 646.291.1602 ashwani.khubani@citi.com	$115,550,000.00

Royal Bank of Canada Three World Financial Center New York, NY 10281 Tel: 212-858-7374 Telecopy: 212-428-6201 frank.lambrinos@rbccm.com	$115,550,000.00

The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch 1251 Avenue of the Americas, 10th Floor New York, NY 10020-1104 Attn: Nadia Sleiman Tel: 212-782-6974 Telecopy: 212-782-6440 nsleiman@us.mufg.jp	$115,550,000.00

Barclays Bank PLC c/o Barclays Capital 745 7th Avenue, 26th Floor New York, NY 10019 Attn: May Huang Tel: 212-526-0787 Telecopy: 212-526-5115 May.Huang@barcap.com	$97,910,000.00

Credit Suisse AG, Cayman Islands Branch Eleven Madison Avenue New York NY 10010 Attn: Shweta Kharva Tel: 9199944787 Telecopy: 1-866-469-3871 shweta.kharva@creditsuisse.com 18664693871@docs.ldsprod.com	$97,910,000.00

Schedule 1.1(A) to Amended and Restated CNP Credit Agreement

Names and Address of Banks	Commitment
Deutsche Bank AG New York Branch c/o Deutsche Bank Securities Inc. Attn: Sal Vitale / Lidia Suter 60 Wall Street New York, NY 10005 Tel: 212-250-0228 / 212-250-8232 sal.vitale@db.com / lidia.suter@db.com	$97,910,000.00

Regions Bank 5005 Woodway Drive, Ste. 110 Houston, TX 77056 Attn: Joey Powell Tel: 713 426-7236 Telecopy: 713-426-7180 joey.powell@regions.com	$97,910,000.00

U.S. Bank National Association 461 Fifth Avenue, 7th Floor New York, NY 10017 Attn: James O’Shaughnessy Tel: 917-326-3924 Telecopy: 646-935-4533 james.oshaughnessy@usbank.com	$97,910,000.00

Goldman Sachs Bank USA c/o Goldman, Sachs & Co. 30 Hudson St., 38th Floor Jersey City, NJ 07302 Attn: Lauren Day Tel: 212-934-3921 Telecopy: 917-977-3966 gsd.link@gs.com	$74,900,000.00

Morgan Stanley Bank, N.A. 1300 Thames Street Wharf, 4th Floor Baltimore, MD 21231 Attn: Steve Delany Tel: 443-627-4326 Telecopy: 212-404-9645 doc4secportfolio@morganstanley.com	$74,900,000.00

Schedule 1.1(A) to Amended and Restated CNP Credit Agreement

Names and Address of Banks	Commitment
PNC Bank, National Association Attn: Madeline Moran Corporate & Institutional Banking The Tower at PNC Plaza, 10th Floor 300 Fifth Avenue Pittsburgh, PA 15222 Tel: 412-762-3045 Telecopy: 412-762-2684 Mailstop: PT-PTWR-10-3 MADELINE.MORAN@PNC.COM	$74,900,000.00

TD Bank, N.A. 444 Madison Ave., 2nd Floor New York, NY 10022 Attn: Vijay Prasad & Thomas Casey Tel: 646-652-1427 / 212-827-2786 Telecopy: 212-308-0486 Vijay.Prasad2@td.com / Thomas.Casey@tdsecurities.com	$74,900,000.00

Comerica Bank 910 Louisiana St. Ste 410 Houston, TX 77002 Attn: Joey Powell Tel: 713-220-5527 Telecopy: 713-220-5631 jbpowell@comerica.com	$34,000,000.00

The Bank of New York Mellon BNY Mellon Center, 36th Floor 500 Grant Street Pittsburgh, PA 15258-0001 Attn: Hussam Alsahlani Tel: 412-234-5624 Telecopy: 412-236-1914 hussam.alsahlani@bnymellon.com	$34,000,000.00

The Northern Trust Company 50 S LaSalle, M28 Chicago, IL 60603 Attn: Keith Burson Tel: 312-444-3099 Telecopy: 312-557-1425 KB101@ntrs.com	$34,000,000.00

Total	$1,700,000,000

Schedule 1.1(A) to Amended and Restated CNP Credit Agreement